EXHIBIT 99.1

PRESS RELEASE

Nexscient® Signs Letter of Intent to Acquire Flipside AI

Expanding Nexscient’s Global Portfolio of AI-Powered Platforms and Services

LOS ANGELES, CA / ACCESSWIRE / AUGUST 6, 2025 / -- Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence (“AI”) applications and intelligent enterprise solutions, announced today that it has executed a non-binding Letter of Intent (LOI) to acquire substantially all of the assets of Flipside Digital Content Company, Inc., a Philippines-based provider of high-quality data labeling, annotation, and digital transformation services (“Flipside AI”). This acquisition marks a significant step in Nexscient’s strategy to build a global portfolio of AI-powered platforms and services.

Under the terms of the LOI, Nexscient will acquire substantially all of Flipside AI’s operating assets for a total consideration of approximately $5.94 million, consisting of a combination of cash, a convertible debenture, and Nexscient restricted common stock. In addition to assuming key operating liabilities, Nexscient will also make a capital investment over subsequent years to support Flipside AI’s continued growth and expansion. As part of the transaction, Flipside President and CEO Anthony De Luna will enter into a five-year executive employment agreement and continue leading the newly formed subsidiary. He will also be appointed to the Board of Directors of Nexscient, Inc.

“We are thrilled to welcome Flipside AI into the Nexscient family,” said Fred E. Tannous, President and CEO of Nexscient, Inc. “This acquisition enhances our capabilities in data labeling and annotation—key components of the AI data training pipeline. Generating over $9.2 million in revenues over the last four years from clients all around the world, Flipside AI’s proven expertise and scalable operations in Southeast Asia will accelerate our global expansion while deepening our commitment to supporting enterprise AI across industries including healthcare, agriculture, automotive, and robotics.”

“Joining Nexscient represents an exciting new chapter for Flipside,” added Anthony De Luna, President and CEO of Flipside AI. “This partnership provides the strategic capital, international platform, and executive leadership to take our AI data services business to new heights. Together, we aim to become a global force in providing transformative data solutions.”

The global AI data training market is projected to grow substantially, rising from an estimated $12.7 billion in 2024 to $92.4 billion by 2034, reflecting a compound annual growth rate (CAGR) of 22%1. This surge closely mirrors the anticipated increase in AI system spending worldwide, which is expected to reach $632 billion by 2028, representing a 29% CAGR over the 2024–2028 forecast period2. In parallel, the global data annotation tools market, valued at $2.02 billion in 2023, is forecasted to expand at a CAGR of 31.1%, reaching $23.11 billion by 20323. These trends underscore the critical role of high-quality data in scaling AI capabilities across industries.

1Data Labeling Solution and Services Market, FactMR (Apr. 2024)

2Worldwide Artificial Intelligence Systems Spending Guide, IDC (Aug. 2024)

3Data Annotation Tools Market, Astute Analytica, (Nov. 2024)

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About Nexscient, Inc.

Nexscient® [OTCQB: NXNT] is an emerging-growth company that’s building a global collaborative network of intelligent enterprise applications and technologies through internal development, synergistic acquisitions, and capital investments in companies involved in machine learning, artificial intelligence, and the Industrial Internet of Things technologies. As part of our growth strategy, we also seek to acquire and integrate synergistic AI and machine learning companies and technologies into our collaborative network, further expanding our service offerings while enhancing shareholder value. For more information, please visit https://nexscient.ai.

About Flipside Digital Content Company, Inc.

Flipside AI is a premier data engineering company that blends top-tier human expertise with advanced technologies to deliver high-quality data annotation and transformation services. We empower global enterprises across diverse industries to unlock the full potential of their data, enabling them to develop fast, accurate, and scalable AI applications. For more information, please contact us at flipside@nexscient.com

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of our products and services. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://nexscient.ai. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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COMPANY CONTACT:

Nexscient, Inc.

Fred E. Tannous, President & CEO

Email: ir@nexscient.com

Phone: +1 (310) 494-6620

Web: www.nexscient.com

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